Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Subsidiaries of FleetCor Technologies, Inc.

Name	Jurisdiction of Organization
FleetCor Technologies Operating Company, LLC	Georgia, United States
FleetCor Funding, LLC	Delaware, United States
Mannatec, Inc.	Georgia, United States
CFN Holding Co.	Delaware, United States
CLC Group, Inc.	Delaware, United States
Corporate Lodging Consultants, Inc.	Kansas, United States
Crew Transportation Specialists, Inc.	Kansas, United States
FleetCor Commercial Card Management (Canada) Ltd.	British Columbia, Canada
FleetCor Technologies Operating Company - CFN Holding Co.	Luxembourg
FleetCor Luxembourg Holding1 S.a.r.l.	Luxembourg
FleetCor Luxembourg Holding2 S.a.r.l.	Luxembourg
FleetCor Luxembourg Holding3 S.a.r.l.	Luxembourg
FleetCor Luxembourg Holding4 S.a.r.l.	Luxembourg
FleetCor Technologieën B.V.	The Netherlands
FleetCor UK Acquisition Limited	United Kingdom
FleetCor Europe Limited	United Kingdom
CH Jones Limited	United Kingdom
Fuel Vend Limited	United Kingdom
Petro Vend (Europe) Limited	United Kingdom
Croft Holdings Limited	United Kingdom
Croft Fuels Limited	United Kingdom
Croft Petroleum Limited	United Kingdom
CH Jones (Keygas) Limited	United Kingdom
Fuelcards UK Limited	United Kingdom
Intercity Fuels Limited	United Kingdom
Fambo UK Limited	United Kingdom
The Fuelcard Company UK Limited	United Kingdom
Abbey Group (Oxon) Limited	United Kingdom
Abbey Fuelcards Limited	United Kingdom
Ace Fuelcards Limited	United Kingdom
Abbey Euro Diesel Limited	United Kingdom
Fuel Supermarket Limited	United Kingdom
Fuelcard Supermarket Limited	United Kingdom
Diesel Supermarket Limited	United Kingdom
Petrol Supermarket Limited	United Kingdom
FleetCor Fuel Cards LLC	Delaware, United States
FleetCor Fuel Cards (Europe) Ltd	United Kingdom
CCS Ceska spolecnost pro platebni karty sro	Czech Republic
CCS Slovenska společnost pro platebne karty sro	Slovakia
CarNet System (Czech) sro	Czech Republic

CarNet System Slovakia, s.r.o.	Slovakia
LLC “Petrol Plus Region”	Russia
UAB “Transit Card International”	Lithuania
Transit Card Int’l Polska Sp. z.o.o.	Poland
Karteks Sp. z.o.o. (Poland)	Poland
OU Transit Cargo International	Estonia
CJSC “Processingovaya companiya “Eltop”	Russia
LLC “OILCARD”	Russia
LLC “Unitek”	Russia
FleetCor Technologies Mexico S. de R.L. de C.V.	Mexico
Efectivale, S. de R.L. de C.V.	Mexico
Efectivale Servicios, S.A. de C.V.	Mexico
CTF Technologies (Canada), ULC	Canada
CTF Technologies Do Brasil, Ltda	Brasil
Sabonor Management Limited	Cyprus
LLC “TD NCT” (new)	Russia
LLC “STC” “Petrol Plus” (new)	Russia
FEIDOSSA INVESTMENTS LIMITED	Cyprus
LLC “NCT Software”	Russia
LLC “TD NCT”	Russia
LLC “Smart Cards and Systems” (Ukraine)	Ukraine
Allstar Business Solutions Limited	United Kingdom
FleetCor Technologies Pty Limited	Australia
Business Fuel Cards Pty Limited	Australia
FleetCor Technologies New Zealand Limited	New Zealand
Cardlink Systems Limited	New Zealand
Strata Nova Holdings Limited	Republic of Cyprus
Dlodax Investments Limited (Cyprus)	Republic of Cyprus
LLC Avto-Kart neft	Russia
VB – SERVIÇIOS, COMÉRCIO E ADMINISTRAÇÃO LTDA	BRAZIL
GESTREK – SERVIÇO DE GESTÃO, CALL CENTER E LOGÍSTICA EMPRESARIAL LTDA	BRAZIL
DBTRANS S.A	BRAZIL
DBTRANS ADMINISTRADORA DE CARTÃO DE CRÉDITO LTDA	BRAZIL
DBTRANS CORRETORA DE SEGUROS S.A	BRAZIL
DBT TECNOLOGIA E DESENVOLVIMENTO DE SISTEMAS S.A	BRAZIL
Quadrum Investments Group Limited	England and Wales
Quadrum Services A Limited	England and Wales
Quadrum Services B Limited	England and Wales
Quadrum Investments Holding Limited	England and Wales
Quadrum Investments Limited	England and Wales
Epyx Limited	England and Wales
Your Car Limited	England and Wales
Oasis Global Systems Limited	England and Wales
Epyx France SAS	France
Fleet Management Holding Corporation	Delaware, United States
Discrete Wireless, Inc (d/b/a NexTraq)	Georgia, United States
Pacific Pride Services, LLC	Delaware, United States

FleetCor Deutschland GmbH	Germany
Masternaut Luxembourg Holding, S.a.r.l.	Luxembourg
Masternaut Bidco Limited	United Kingdom
Masternaut Group Holdings Ltd	United Kingdom
FCHC Holding Company, LLC	Delaware, United States
FleetCor Tankkarten GmbH	Austria
Comdata Inc.	Delaware, United States
Comdata TN, Inc.	Tennessee, United States
Comdata Network Inc. of California	California, United States
Permicom Permits Services, Inc.	Canada
Comdata Receivables, Inc.	Delaware, United States
Stored Value Solutions International B.V.	The Netherlands
Stored Value Solutions GmbH	Germany
Stored Value Solutions France SAS	France
Stored Value Solutions Hong Kong Limited	China
Stored Value Solutions Canada Ltd.	Canada
Stored Value Solutions Australia PTY	Australia
Shanghai Stored Value Solutions Information Technology Co., Ltd.	China
Ceridian SVS GmbH	Austria
Stored Value Solutions UK Limited	United Kingdom